Exhibit 99.4

Form of

Instruction to Registered Holders and DTC Participants

from Beneficial Owners of

10% / 10.75% Senior Notes due 2018

of

Interline Brands, Inc.

The undersigned hereby acknowledges receipt of the prospectus, dated                , 2013, of Interline Brands, Inc., a Delaware corporation (the “Issuer”), and the accompanying letter of transmittal, that together constitute the Issuer’s offer to exchange up to $365,000,000 aggregate principal amount of its new 10% / 10.75% Senior Notes due 2018, Series B (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 10% / 10.75% Senior Notes due 2018, Series A (the “outstanding notes”). Outstanding notes may be tendered in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the letter of transmittal.

The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (fill in amount):

$            of 10% / 10.75% Senior Notes due 2018, Series A

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender all of the outstanding notes held by you for the account of the undersigned.

☐	To tender the following outstanding notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered, if any):

$            of 10% / 10.75% Senior Notes due 2018, Series A

☐	not to tender any outstanding notes held by you for the account of the undersigned.

If the undersigned instructs you to tender outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

(1) the undersigned or any beneficial owner of the outstanding notes is acquiring the exchange notes in the ordinary course of business of the undersigned (or such other beneficial owner);

(2) at the time of the commencement of the exchange offer, neither the undersigned nor any beneficial owner is engaging in or intends to engage in a distribution, within the meaning of the Securities Act, of the exchange notes in violation of the Securities Act;

(3) at the time of the commencement of the exchange offer, neither the undersigned nor any beneficial owner has an arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of the exchange notes in violation of the Securities Act;

(4) neither the undersigned nor any beneficial owner is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer (and upon request by the Issuer, the undersigned or such beneficial owner will deliver to the Issuer a legal opinion confirming it is not such an affiliate);

(5) the undersigned and each beneficial owner acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the exchange offer for the purpose of distributing the exchange notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters;

(6) neither the undersigned nor any beneficial owner is a broker-dealer tendering outstanding notes acquired from the Issuer for the account of such broker-dealer; and

(7) the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of outstanding notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns the outstanding notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of such tendered outstanding notes, and that, when the same are accepted for exchange, the Issuer will acquire good, marketable and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

Sign here

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone number:

Taxpayer Identification Number or Social Security Number:

Date: